UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported):   September 10, 2004

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices, including zip code)

(703) 218-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02 (b) and (c)

                          On September 13, 2004, the Company announced the promotion of Robert A. "Bob" Coleman to the positions of President and Chief Operating Officer (COO) of ManTech International Corporation. The promotion was approved by the Company’s Board of Directors on September 10, 2004. George J. Pedersen, who will continue in his roles as Chairman of the Board and Chief Executive Officer of the Company, stepped down from his position as President of the Company in connection with Mr. Coleman’s promotion.

                          Until his promotion, Mr. Coleman served as President of the Company’s Information Systems and Technology (IS&T) division, one of the Company’s primary operating units that focuses on providing advanced information technology services and software solutions to the Intelligence Community, the Department of Homeland Security, and the Department of Defense. Before joining ManTech, Mr. Coleman was the CEO and President of Integrated Data Systems (IDS), a provider of software engineering, computer security and enterprise architecture solutions to the Intelligence Community and the Department of Defense. Founded by Mr. Coleman in 1990, IDS was acquired by ManTech in February 2003. Prior to founding IDS, Mr. Coleman worked at the White House National Security Council Crisis Management Center during the Reagan and first-Bush administrations, where he developed solutions to collect and disseminate critical intelligence information to senior level officials. He has additional experience supporting national security efforts while working for SAIC and Raytheon Technical Services.

ITEM 9.01.        Financial Statements and Exhibits

(c)     Exhibits. The following exhibit is furnished with this report.

99.1	Press Release dated September 13, 2004, announcing promotion of Robert A. Coleman to President and Chief Operating Officer of ManTech International Corporation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                     MANTECH INTERNATIONAL CORPORATION

Date: September 14, 2004	/s/ Ronald R. Spoehel Name: Ronald R. Spoehel Title: Executive Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root, Executive Director	Maureen Crystal, Executive Director
Corporate Communications	Investor Relations
off: 703-218-8397; 703-407-9393	703/218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

Robert A. Coleman Promoted to President and Chief Operating Officer of ManTech International Corporation

FAIRFAX, Virginia, September 13, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers announced today the promotion of Robert A. “Bob” Coleman to President and Chief Operating Officer (COO) of ManTech International Corporation.

As President and COO, Mr. Coleman will lead and manage the day-to-day operations of ManTech and its subsidiaries. He will manage and have responsibility for ManTech’s overall competitive positioning, business development, customer relations, communications, employee development and recruiting.

Mr.Coleman currently serves as President of ManTech’s Information Systems and Technology (IS&T) division, one of the company’s primary operating units that focuses on providing advanced information technology services and software solutions to the Intelligence Community, the Department of Homeland Security, and the Department of Defense. Under Mr. Coleman’s leadership, ManTech IS&T has been one of the company’s fastest growing and most profitable business units.

Before joining ManTech, Mr. Coleman was the CEO and President of Integrated Data Systems (IDS), a highly regarded provider of software engineering, computer security and enterprise architecture solutions to the Intelligence Community and the Department of Defense. Founded by Mr. Coleman in 1990, IDS was acquired by ManTech in February 2003. Prior to IDS, Mr. Coleman worked at the White House National Security Council Crisis Management Center during the Reagan and first-Bush administrations.

George J. Pedersen, who will continue in his roles as Chairman of the Board and Chief Executive Officer said, “I am extremely pleased with the selection of Bob Coleman as President and COO to oversee ManTech’s day-to-day operations. This is a natural next step for us as we continue to build and expand our business through organic growth and acquisitions. This year, we are targeting to expand our revenues to the range of $835 million to $850 million. That is up significantly from our revenues of $431 million in 2001, which was just prior to our IPO in 2002.”

Mr.Pedersen continued, “Given our past success, we are expanding our senior leadership in order to continue our strong growth in critical markets, and Bob’s vision, energy and insight will help ManTech reach the next level. Since the merger of IDS into ManTech, Bob’s leadership skills, technical knowledge, and entrepreneurial spirit have proven to us that he is the right executive to execute our strategy. Further, Bob’s extensive knowledge of our marketplace will fuel our growth into the future.”

Bob Coleman said, “ManTech’s vision and strategy to expand its role in support of critical National Security technology programs attracted me to ManTech when IDS was acquired by ManTech in 2003. I welcome the opportunity to lead ManTech into the next phase of this strategy and to continue to deliver enhanced value to our customers, shareholders and dedicated employees.”

ManTech also announced two other appointments today. Eugene C. Renzi, President of ManTech’s Defense Systems Group and ManTech Executive Vice President, will become ManTech’s Senior Executive Vice President. Joseph Fox will become President of ManTech IS&T replacing Mr. Coleman. Mr. Fox was a senior vice president in ManTech IS&T.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With annual revenues in excess of $700 million and more than 5,300 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies for 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.